As filed with the Securities and Exchange Commission on July 12, 2010
Registration No. 333-165022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIRTUAL RADIOLOGIC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-0074530 (I.R.S. Employer Identification Number)
11995 Singletree Lane, Suite 500, Eden Prairie, Minnesota 55344
(952) 595-1100
(Address of Registrant’s Principal Executive Office) (Zip Code)

Virtual Radiologic Corporation
Amended and Restated Equity Incentive Plan
(Full title of the plan)
Robert C. Kill
President and Chief Executive Officer
Virtual Radiologic Corporation
11995 Singletree Lane, Suite 500
Eden Prairie, MN 55344
(952) 595-1100
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

DEREGISTRATION OF SECURITIES
     On February 22, 2010, Virtual Radiologic Corporation, a Delaware corporation (“Virtual Radiologic”), filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-165022) (the “Registration Statement”) registering the sale of up to 500,000 shares of common stock, par value $0.001 per share, of Virtual Radiologic pursuant to the Virtual Radiologic Corporation Amended and Restated Equity Incentive Plan.
     On July 12, 2010, Virtual Radiologic became an indirect subsidiary of investment funds affiliated with Providence Equity Partners L.L.C. as a result of the merger of Viking Acquisition Corporation with and into Virtual Radiologic, pursuant to an Agreement and Plan of Merger dated May 16, 2010, by and among Viking Holdings Inc. (formerly known as Viking Holdings LLC), Viking Acquisition Corporation, and Virtual Radiologic.
     As a result of the merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by Virtual Radiologic in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, Virtual Radiologic hereby removes from registration the Virtual Radiologic common stock registered but unsold under the Registration Statement and terminates the effectiveness of the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on July 12, 2010.

VIRTUAL RADIOLOGIC CORPORATION
By:	/s/ Robert C. Kill
Robert C. Kill
President and Chief Executive Officer (principal executive officer)

By:	/s/ Leonard C. Purkis
Leonard C. Purkis
Chief Financial Officer (principal financial and accounting officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed on July 12, 2010, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Robert C. Kill Robert C. Kill	President and Chief Executive Officer	July 12, 2010

/s/ Leonard C. Purkis Leonard C. Purkis	Chief Financial Officer	July 12, 2010

/s/ Jesse M. Du Bey Jesse M. Du Bey	Director	July 12, 2010